                                RIGHTS OFFERING
        FOR SHARES OF SERIES A 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                                   MESA INC.

                                                                          , 1996

To Our Clients:

     We are enclosing for your consideration a Prospectus dated [          ,
1996] describing the issuance to stockholders of record on [          , 1996] of
transferable rights ("Rights") to purchase at the subscription price shares of Series A 8% Cumulative Convertible Preferred Stock ("Series A Preferred Stock") of MESA Inc. ("Mesa").

     Your attention is directed to the following:

     - Shareholders will receive .912 transferable Rights for each share of
      Common Stock of MESA Inc. held on the Record Date, [          , 1996]. No
      fractional rights or cash in lieu thereof will be paid, and the number of Rights distributed to each holder of Common Stock will be rounded up to the nearest whole number of Rights.

     - Rights will be admitted for trading on the New York Stock Exchange, the stock exchange on which Mesa's Common Stock is traded. Assuming a market exists, Rights may be purchased or sold through normal brokerage channels or sold through the Subscription Agent up to the last trading day prior to
      the Expiration Date, [          , 1996], as more fully described in the
      Prospectus.

     - Basic Subscription Privilege: One Right will entitle the holder to purchase one share of Series A Preferred Stock of Mesa at the subscription price of $2.26 per share.

     - Oversubscription Privilege: Any Record Date holder of shares of Common Stock of Mesa who fully exercises all rights issued to him is entitled to subscribe at the subscription price for shares that were not otherwise subscribed for during the basic subscription. However, if such oversubscriptions exceed the number of shares available, the shares available will be allocated among those who oversubscribed based on the number of shares subscribed for by such holder pursuant to the basic subscription privilege, as more fully described in the Prospectus.

     - The expiration date of the rights offering is 5:00 p.m. New York City
      time, on [          , 1996], unless extended by Mesa.

     Since we are the holder of record of the shares of Common Stock of Mesa held in your Account, we have received your transferable Rights. We will exercise or sell your Rights only in accordance with your instructions. If you do not give us your instructions, your Rights will become valueless after the Expiration Date.

     Please forward your instructions to us immediately by completing the form on the reverse side. Your Rights will expire at 5:00 p.m. New York City time,
[          , 1996], unless the rights offering is extended by MESA Inc.

                             LETTER OF INSTRUCTIONS

To My Bank or Broker:

     The undersigned acknowledges receipt of the Prospectus relating to the rights offering by MESA Inc. This letter instructs you to either exercise or sell the Rights, as indicated below, which you hold for the account of the undersigned upon the terms and conditions set forth in the Prospectus.

(1) BASIC SUBSCRIPTION PRIVILEGE

     - SELL           Rights (if no number is specified, all rights will be
sold)

     - EXERCISE           Rights to purchase shares of Series A Preferred Stock
       of Mesa at the subscription price. (One Right is required for the purchase of each share of Series A Preferred Stock)

       I am enclosing a check for $          (equal to the number of shares to
       be purchased times the subscription price).

(2) OVERSUBSCRIPTION PRIVILEGE (available only to those who have fully exercised their Rights in the basic subscription privilege)

     - PURCHASE           shares of Series A Preferred Stock of Mesa at the
       subscription price, subject to availability as described in the Prospectus.

       I have enclosed a check for $          equal to the number of shares to
       be purchased pursuant to the oversubscription privilege times the subscription price. I understand that if I am not allocated the full amount of shares for which I have subscribed pursuant to the oversubscription privilege above, any excess payment will be refunded to me by you.

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DATED:
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